SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 6, 2017 (November 7, 2017)

CORTLAND BANCORP

(Exact name of registrant as specified in its charter)

Ohio	000-13814	34-1451118
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

194 West Main Street, Cortland, Ohio 44410

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (330) 637-8040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01        Other Events

On November 7, 2017, Cortland Bancorp (the “Company”) (OTCQX: CLDB), the holding company parent of The Cortland Savings and Banking Company (the “Bank”), executed a workforce realignment as a result of a comprehensive business review to increase operational efficiencies, improve financial performance and strengthen the Company’s value proposition. The Company estimates that the workforce reduction, which involved five employees in the commercial, residential real estate and consumer lending business units and two administrative support personnel, will result in an annual operating expense reduction of $474,000.    The workforce reduction follows the August 2017 closure of the Bank’s Boardman Victor Hills branch, a retail branch office in Mahoning County. The branch office closure will provide the Company with additional savings of $259,000 in annual personnel and occupancy expense. To date, a substantial majority of the Boardman Victor Hills branch deposit accounts have migrated to the Bank’s Boardman/Canfield and North Lima branch offices. After the branch closure, average deposits per branch for all locations improved from $37.6 million to $40.2 million per branch.

An additional $269,000 in expense reductions, targeted primarily in the marketing, information system and third party service expense area, are planned for 2018. The Company expects that these expense reductions coupled with the workforce realignments will enable the Company to improve its efficiency ratio to below 70%. The Company is targeting an improved efficiency ratio of 65% by December 2018.

Within the last eighteen months, the Company has also embarked on several organic growth initiatives, including the opening of a full-service branch in Hudson, Ohio; replacement of retail branch managers with business bankers; expansion of the Fairlawn, Ohio based consumer mortgage origination team and the addition of commercial lenders in Summit and Cuyahoga Counties to support these growth initiatives. In positioning the Company for growth, substantial costs have been reported as operating costs in prior periods. Loan originations generated by the commercial lending, business banking business units and the consumer mortgage unit for on-balance sheet mortgage loans are being funded through both deposits and investment security cash flows and are expected to improve the loan-to-deposit ratio to above 80% at the 2017 year end. The Company is targeting a loan-to-deposit ratio of 84% by December 2018.

Management expects that the execution of the workforce realignment and continued commitment to the growth initiatives will provide greater efficiency and improved financial performance for the remainder of 2017 and for the forthcoming 2018 earnings period.

About Cortland Bancorp –

Cortland Bancorp is a financial holding company headquartered in Cortland, Ohio. Founded in 1892, the bank subsidiary, The Cortland Savings and Banking Company conducts business through thirteen full-service community banking offices located in the counties of Trumbull, Mahoning, Portage, Ashtabula, and Summit in Northeastern Ohio and two financial services centers, in Beachwood and Fairlawn, Ohio. For additional information about Cortland Bank visit http://www.cortlandbank.com.

Forward Looking Statements

The above information may contain “forward-looking statements” that are subject to risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Cortland Bancorp or management, are intended to help identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct. Forward-looking statements are subject to various risks and uncertainties that may cause our actual results to differ materially and adversely from our expectations as indicated in the forward-looking statements. These risks and uncertainties include our ability to maintain or expand our market share or net interest margins, and to implement our marketing and growth strategies. Further, actual results may be affected by our ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry and economy, as those factors relate to our cost of funds and return on assets. In addition, there are risks inherent in the banking industry relating to collectability of loans and changes in interest rates. Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in our other filings with the SEC. However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTLAND BANCORP

By:	/s/James M. Gasior
James M. Gasior, President

Date: December 6, 2017